SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2002

Offshore Logistics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 0-5232

Delaware (State or other jurisdiction of incorporation or organization)	72-0679819 (IRS Employer Identification Number)
224 Rue de Jean P. O. Box 5C, Lafayette, Louisiana (Address of principal executive offices)	70505 (Zip Code)

Registrant's telephone number, including area code: (337) 233-1221

(Former name, former address and former fiscal year, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

On July 22, 2002, Offshore Logistics, Inc. ("the Company") engaged KPMG, L.L.P. ("KPMG") to serve as the Company's independent public accountants. The action was approved by the Company's Board of Directors, which ratified the decision reached by its Audit Committee.

During the Company’s two most recent fiscal years and through July 22, 2002, the Company did not consult KPMG with respect to any of the matters or events listed in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFSHORE LOGISTICS, INC.
BY: /s/ H. Eddy Dupuis H. Eddy Dupuis Vice President-- Chief Financial Officer
Date: July 22, 2002